Exhibit 99.1

TransNet Announces Agreement with

Delta Computec, LLC

/FOR IMMEDIATE RELEASE/	Contact: Steven J. Wilk
(908) 253-0500

BRANCHBURG, NEW JERSEY – June 14, 2011- TransNet Corporation (OTCBB: TRNT), a leading IPC and IT sales and service provider, today announced it has entered into an agreement with Delta Computec, LLC (“DCi”) of Parsippany, New Jersey and its wholly-owned subsidiary, TransTec, LLC (“TransTec”), regarding transfer of certain portions of TransNet’s business to TransTec. DCi provides high availability life cycle services, including IT consulting and design services, network convergance, and support for its customers’ IT environments and for the technology solutions it implements.

Under the Agreement, TransNet will transfer its Cisco and other hardware related practices and accounts to TransTec, who will manage those accounts and divide profits with TransNet. The parties will cooperate with each other to transition and further develop the business accounts. In addition, TransTec will provide employment opportunities to a significant portion of TransNet employees associated with those accounts. This segment of hardware and related services business had not been as profitable an anticipated for TransNet. Management believes this transaction will allow TransNet to restructure and maximize the value of its operations going forward. TransNet will now focus on its IT consulting and staffing business.

Steven J. Wilk, President, TransNet Corporation said, “Our priority has been maximizing the value of our business in light of the evolving IT market and our economy. As the Information Technology industry continues to change and consolidate, it becomes more evident that no company can be everything to every client. These challenging times require each service provider to focus and direct their best efforts to its respective strengths. In this transaction with DCi, which has been in business since 1977, we have engaged a strong business entity that will utilize its strong management skills to continue to carry TransNet’s know-how, technology, customer relationships, and the dedication of our employees, forward in providing our customers with the solutions they require. The agreement we announce today is an indication of our efforts to maximize our value and find business opportunities that allow us to compete on a level playing field, and is the best path forward for our future. TransNet has been actively engaged in the IT services and staffing business for many years, and we believe this industry provides great growth opportunity for our shareholders. TransNet Corporation will now focus all our efforts into providing world-class technical services, and IT related staffing to our clients on a short or long-term basis. Presently, we have a significant demand for experienced IT consultants and engineers. We believe this trend will continue. Further, with the elimination of our hardware business and related expenses, we are confident in our return to significant revenue and profit growth in the months and years ahead.

“In today’s challenging economic times, our clients want to minimize expenses, including payroll-related expenses such as increasing healthcare costs and payroll taxes. Accordingly, they increasingly rely on staffing companies to provide personnel and consulting services. We anticipate significant growth of our staff of billable engineers. In addition, we are realizing strong growth in our industry specific placement services, which have expanded to include pharmaceuticals and engineering. Both industries are heavily concentrated in New Jersey and the surrounding areas.”

About TransNet

TransNet Corporation has been a leading provider of IT services since its founding in 1969, and has expanded its services to include IT and professional staffing services. Its clients include Fortune 100 organizations in the pharmaceutical, oil and gas, finance and communications industries. TransNet serves it clients from its Branchburg, New Jersey headquarters.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this press release that are forward-looking statements are based on current management expectations that involve risk and uncertainties. Potential risks and uncertainties include, without limitation: the impact of economic conditions generally and in the industry for microcomputer products and services; dependence on key vendors; continued competitive and pricing pressures in the industry; product supply shortages; open-sourcing of products of vendors; rapid product improvement and technological change, short product life cycles and resulting obsolescence risks; legal proceedings; capital and financing availability; and other risks set forth in the Company's filings with the Securities and Exchange Commission. Actual results may vary materially from those expressed or implied from the statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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